SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  _____________


                                   FORM 8-K/A
                                (Amendment No. 1)

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported)     May 29, 2003


                         GL ENERGY AND EXPLORATION INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                       DELAWARE                                000-31032
    ----------------------------------------------       ---------------------
    (State or other jurisdiction of incorporation)       (Commission File No.)


                   1497 Marine Drive
                       Suite 300
              West Vancouver, BC, Canada                        V7T 1B8
       ----------------------------------------              -------------
       (Address of principal executive offices)              (Postal Code)


        Registrant's telephone number, including area code (604) 926-2873




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Item 1.  Changes in Control of Registrant

         On May 29, 2003, GL Energy and Exploration Inc. ("GLEE") and Wellstar International Inc., a Nevada corporation ("Wellstar"), entered into an asset purchase agreement ("Purchase Agreement") to acquire all of Wellstar's 60% interest in two mineral claims located in Chile, known as LaBarca Deposit and Duna Choapa Norte Deposit (together referred to as the "Claims") and certain Joint Venture Agreements between SEM Mining Corporation S.A. and Wellstar ("JVA's"). The consideration for the Claims and JVA's was 20,000,000 shares of the common stock, $.001 par value ("Common Stock"). These shares were issued to two individuals, at the direction of Wellstar, as follows: Donald Byers - 17,500,000 and Arthur Lang - 2,500,000. In addition, the Purchase Agreement provided that the current directors and officers would resign effective upon fulfilling the Securities and Exchange Commission notice requirements pursuant to the proxy rules and Schedule 14C, at which time Messrs. Byers and Lang would become directors and Mr. Byers would be appointed the president and Mr. Lang would be appointed the secretary and treasurer of GLEE.

         As a result of the issuance of the 20,000,000 shares of Common Stock and the change of the Board of Directors and offices, there has been a change of control of GLEE.


Item 2.  Acquisition or Disposition of Assets

         On May 29, 2003, GLEE acquired a 60% interest in two mineral Claims located in Chile and acquired and assumed the rights and obligations under JVA's related to the Claims. The rights include the interest to market and benefit from certain specified heavy metal minerals that may be obtained from the Claims, including rutile, zircon, magnate, illmenite, nickel and rare earth oxides. There is no assurance that these Claims have any of these mineralizations or that they will occur in commercial levels or be economically recoverable. The obligations under the JVA's include having to raise capital to fund the Pilot Plant. This funding obligation, which may be subject to schedule adjustments, included US$2,000,000 due on or before June 22, 2003 and US$8,000,000 on or before January 22, 2004.

         On June 20, 2003, GLEE and SEM Mining Corporation S.A. ("SEM") have amended their Joint Venture Agreement relative to GLEE advancing US$2,000,000 to SEM by June 22, 2003 in order to finance the Pilot Plant Phase into commercial production. GLEE, under the revised terms, will advance the sum of US$200,000 on or before July 1, 2003 and the remaining balance of US$1,800,000 will be paid on or before July 31, 2003. There are no agreements in place to obtain the funding required under the JVA's, and if funding is not obtained, the assets may be lost, whether under the current or revised schedule.

         In connection with the acquisition, GLEE transferred its wholly owned subsidiary to a debt holder in partial repayment of an outstanding loan. The subsidiary had a contract to acquire certain gold mineralizations in Oregon on payment of $740,000. In addition, it was necessary to undertake various sample testing and analysis work to determine if the subsidiary was going to complete the transaction. There was no assurance that the testing would prove commercial levels of mineralization, and the subsidiary and GLEE had not arranged for funding of the purchase. These obligations were transferred with the transfer of the subsidiary. The transfer will also permit GLEE to focus its efforts on the Claims and fulfilling its obligations under the JVA's. The agreement was not considered a material asset and because of the obligations of GLEE thereunder was not valued for financial statement purposes and was carried only as a contingent obligation/commitment.


Item 5.  Other Events and Regulation FD Disclosure.

         The Board of Directors approved a Resolution on June 12th, 2003 authorizing the issuance of 3,040,000 common shares under the 2003 Equity
Performance Plan (S-8) to 3 Independent Contractors for the purpose of shareholder and corporate publicity consulting services.


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Item 7.  Financial Statement and Exhibits

         a)     Financial Statements

         Pro  Forma  Consolidated   Financial   Statements  for  GL  Energy  and
         Exploration, Inc. as of December 31, 2002 (filed herewith as Exhibit 99.1)

         b)     Exhibits

                10.1 Form of Asset Acquisition Agreement, dated as of May 29, 2003 (Previously filed with the original Form 8-K on June 13, 2003)









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                                 SIGNATURE PAGE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: July 10, 2003


                                       GL ENERGY AND EXPLORATION INC.



                                       By:    /s/ Donald Byers
                                              -------------------
                                       Name:  Donald Byers
                                       Title: President





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